AMENDED AND RESTATED SUB-ADVISORY AGREEMENT

AMENDED AND RESTATED SUB-ADVISORY AGREEMENT (the “Agreement”) made as of this 14th day of October, 2013 by and between BISHOP STREET CAPITAL MANAGEMENT, a Hawaii corporation with its principal place of business at 999 Bishop Street, 28th Floor, Honolulu, Hawaii 96813 (the “Adviser”), and COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC, a Delaware limited liability company with its principal place of business at 100 Federal Street, Boston, MA 02111 (the “Sub-Adviser”). The Adviser is a direct subsidiary of First Hawaiian Bank.

W I T N E S S E T H

WHEREAS, BISHOP STREET FUNDS (the “Trust”) and First Hawaiian Bank entered into an Investment Advisory Agreement dated March 31, 1999 (the “Management Agreement”);

WHEREAS, the Adviser and First Hawaiian Bank entered into Assignment and Assumption Agreement dated February 22, 2000 whereby the Adviser assumed the Management Agreement and the obligations contained therein;

WHEREAS, pursuant to authority granted to the Adviser by the Board of Trustees (the “Board”) of the Trust on behalf of the series set forth on Schedule A to this Agreement (the “Funds”) and pursuant to the provisions of the Management Agreement, the Adviser has selected the Sub-Adviser to act as sub-investment adviser of the Funds and to provide certain related services, as more fully set forth below, and to perform such services under the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and benefits set forth herein, the Adviser and the Sub-Adviser do hereby agree as follows:

1. The Sub-Adviser’s Services.

(a) Discretionary Investment Management Services. The Sub-Adviser shall act as sub-investment adviser with respect to the Funds. In such capacity, the Sub-Adviser shall, subject to the supervision of the Adviser and the Board, regularly provide each Fund with investment research, advice and supervision and shall furnish continuously an investment program for such Fund assets as may be allocated by the Adviser to the Sub-Adviser for purposes of investing Fund assets, consistent with the investment objectives and policies of each Fund. The Sub-Adviser shall determine, from time to time, what investments shall be purchased for the Funds and what such securities shall be held or sold by the Funds, subject always to the provisions of the Trust’s Agreement and Declaration of Trust, By-Laws and its registration statement on Form N-1A (the “Registration Statement”) under the Investment Company Act of 1940, as amended (the “1940 Act”), and under the Securities Act of 1933, as amended (the “1933 Act”), covering Fund shares, as filed with the Securities and Exchange Commission (the “Commission”), and to the investment objectives, policies and restrictions of the Funds, as each of the same shall be from time to time in effect and set forth in the Registration Statement. To carry out such obligations, the Sub-Adviser shall exercise full discretion and act for each Fund in the same manner and with the same force and effect as each Fund itself might or could do with respect to purchases, sales or other transactions and is hereby appointed each Fund’s agent and attorney-in-fact for the limited purposes of executing account documentation, agreements, contracts and other documents as the Sub-Adviser shall be required by brokers, dealers, counterparties and other persons in connection with the Sub-Adviser’s management of each Fund. Notwithstanding the foregoing, the Adviser may, pursuant to the Management Agreement and upon prior written instructions from the Adviser, effect such portfolio transactions for each Fund as the Adviser may from time to time determine; provided however, that the Sub-Adviser shall not be responsible for any such portfolio transactions effected by the Adviser. No reference in this Agreement to the Sub-Adviser having full discretionary authority over each Fund’s investments shall in any way limit the right of the Adviser, in its sole discretion, to establish or revise policies in connection with the management of each Fund’s assets or to otherwise exercise its right to control the overall management of each Fund’s assets.

(b) Compliance. In the performance of its duties and obligations under this Agreement, the Sub-Adviser agrees to comply in all material respects with the requirements of the 1940 Act, the Investment Advisers Act of 1940, as amended (the “Advisers Act”), the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Commodity Exchange Act and the respective rules and regulations thereunder, as applicable, as well as with all other applicable federal and state laws, rules, regulations and case law that relate to the services and relationships described hereunder and to the conduct of its business as a registered investment adviser. The Sub-Adviser also agrees to comply with the objectives, policies and restrictions set forth in the Registration Statement, as amended or supplemented, of the Funds, and with any written policies, guidelines, instructions and procedures approved by the Board or the Adviser and provided to the Sub-Adviser. In selecting each Fund’s portfolio securities and performing the Sub-Adviser’s obligations hereunder, the Sub-Adviser shall cause each Fund to comply with the diversification and source of income requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), for qualification as a regulated investment company. With respect to compliance with the requirements of Subchapter M of the Code, the Adviser shall cause each Fund to provide to the Sub-Adviser such records as the Sub-Adviser may reasonably request. The Adviser has furnished the Sub-Adviser with the Trust’s current Declaration of Trust and Bylaws, the Funds’ current prospectus and Statement of Additional Information and any other policies, guidelines, instructions and procedures relevant to the Sub-Adviser’s services under this Agreement and shall deliver, or cause to be delivered, to the Sub-Adviser all changes to such documents and instruments a reasonable period of time prior to their effectiveness. The Sub-Adviser has adopted and implemented, and will maintain, written compliance policies and procedures that it believes are reasonably designed to prevent violations by the Sub-Adviser and its “supervised persons” (as defined in the Advisers Act) of the Advisers Act and the rules thereunder. The Sub-Adviser will review, no less frequently than annually, the adequacy of its policies and procedures and the effectiveness of their implementation. The Sub-Adviser has designated a Chief Compliance Officer responsible for administering its policies and procedures. No supervisory activity undertaken by the Adviser shall limit the Sub-Adviser’s full responsibility for any of the foregoing.

(c) Proxy Voting. Pursuant to Board authority and the Management Agreement, the Adviser has the authority and responsibility to vote proxies relating to securities held by the Funds and may delegate that authority and responsibility to a third party. The Adviser hereby delegates the authority and responsibility to vote proxies for the Funds’ securities to the Sub-Adviser. The Sub-Adviser represents that it has adopted and implemented, and will maintain, written policies and procedures that it believes are reasonably designed to ensure that it votes the Funds’ securities in the best interests of the Funds, including procedures to address material conflicts that may arise between the interests of the Sub-Adviser and those of the Funds. The Sub-Adviser shall carry out the responsibility to vote proxies relating to the securities held by the Funds in accordance with written instructions, if any, that the Board or the Adviser may provide from time to time and shall provide such reports and keep such records relating to proxy voting as the Board may reasonably request or as may be necessary for the Funds to comply with the 1940 Act and other applicable law. The delegation of proxy voting authority and responsibility to the Sub-Adviser may be revoked or modified by the Board or the Adviser at any time.

The Sub-Adviser is authorized to instruct the Custodian and/or broker(s) for the Funds to forward promptly to the Sub-Adviser or designated service provider copies of all proxies and shareholder communications relating to securities held in the portfolio of the Funds (other than materials relating to legal proceedings against the Funds). The Sub-Adviser may also instruct the Custodian and/or broker(s) to provide reports of holdings in the portfolios of the Funds. The Sub-Adviser has the authority to engage a service provider to assist with administrative functions related to voting Fund proxies. The Trust shall direct the Custodian and/or broker(s) to provide assistance requested by the Sub-Adviser in facilitating the use of a service provider. In no event shall the Sub-Adviser have any responsibility to vote proxies that are not received on a timely basis. The Adviser acknowledges that the Sub-Adviser, consistent with the Sub-Adviser’s written proxy voting policies and procedures, may refrain from voting a proxy if, in the Sub-Adviser’s discretion, refraining from voting would be in the best interests of each Fund and its shareholders or as otherwise may be provided in the Sub-Adviser’s written proxy voting policies and procedures.

(d) Recordkeeping. The Sub-Adviser shall not be responsible for the provision of administrative, bookkeeping or accounting services to the Funds, except as otherwise provided herein or as may be necessary for the Sub-Adviser to supply to the Adviser, the Funds or the Board the information required to be supplied under this Agreement.

The Sub-Adviser shall maintain separate books and detailed records of all matters pertaining to each Fund’s assets advised by the Sub-Adviser required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act (other than those records being maintained by the Adviser, any administrator, custodian, transfer agent or other service provider appointed by the Funds) relating to its responsibilities provided hereunder with respect to the Funds, and shall preserve such records for the periods and in a manner prescribed therefore by Rule 31a-2 under the 1940 Act (the “Fund Books and Records”). The Fund Books and Records shall be available to the Adviser and the Board upon reasonable request and shall be delivered to the Funds upon the termination of this Agreement and shall be available for telecopying without unreasonable delay during any day the Funds are open for business.

(e) Holdings Information and Pricing. The Sub-Adviser shall provide regular reports regarding each Fund’s holdings, and may, on its own initiative, furnish the Funds and the Adviser from time to time with whatever information the Sub-Adviser believes is appropriate for this purpose. The Sub-Adviser agrees to notify the Adviser promptly if the Sub-Adviser reasonably believes that the value of any security held by the Funds may not reflect fair value. The Sub-Adviser agrees to provide upon request any pricing information of which the Sub-Adviser is aware to the Adviser and/or the Fund pricing agent to assist in the determination of the fair value of the Fund holdings for which market quotations are not readily available or as otherwise required in accordance with the 1940 Act or the Fund valuation procedures for the purpose of calculating each Fund’s net asset value in accordance with procedures and methods established by the Board.

(f) Cooperation with Agents of the Adviser and the Funds. The Sub-Adviser agrees to reasonably cooperate with and provide reasonable assistance to the Adviser, the Funds and the Funds’ custodian and foreign sub-custodians, the Funds’ pricing agents and all other agents and representatives of the Funds and the Adviser, such information with respect to each Fund as such entities may reasonably request from time to time in the performance of their obligations, provide prompt responses to reasonable requests made by such persons and establish appropriate interfaces with each so as to promote the efficient exchange of information and compliance with applicable laws and regulations.

2. Code of Ethics. The Sub-Adviser has adopted a written code of ethics that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act (the “Code of Ethics”), which it will provide to the Adviser and the Funds. The Sub-Adviser shall ensure that it has adopted procedures reasonably necessary to prevent its Access Persons (as defined in Rule 17j-1) from violating the Sub-Adviser’s Code of Ethics, as in effect from time to time. Upon request, the Sub-Adviser shall provide the Funds with (i) a copy of the Sub-Adviser’s current Code of Ethics, as in effect from time to time, and (ii) a certification that it has adopted procedures reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by the Sub-Adviser’s Code of Ethics. Annually, upon request, the Sub-Adviser shall furnish a written report, which complies with the requirements of Rule 17j-1, concerning the Sub-Adviser’s Code of Ethics to the Trust and the Adviser. The Sub-Adviser shall respond to requests for information from the Adviser as to material violations of the Code of Ethics by Access Persons and the sanctions imposed by the Sub-Adviser in response to such material violations.

3. Information and Reporting. The Sub-Adviser shall provide the Funds, the Adviser, and their respective officers with such periodic reports concerning the obligations the Sub-Adviser has assumed under this Agreement as the Funds and the Adviser may from time to time reasonably request.

(a) Notification of Breach / Compliance Reports. The Sub-Adviser shall notify the Trust’s Chief Compliance Officer and Adviser promptly upon detection of (i) any material failure to manage each Fund in accordance with its investment objectives and policies or any applicable law; or (ii) any material breach of any of a Fund’s written policies, guidelines or procedures provided to the Sub-Adviser. In addition, the Sub-Adviser shall provide a quarterly report regarding each Fund’s compliance with its investment objectives and policies and applicable law and each Fund’s policies, guidelines or procedures as applicable to the Sub-Adviser’s obligations under this Agreement. The Sub-Adviser acknowledges and agrees that the Adviser may, in its discretion, provide such quarterly compliance certifications to the Board. The Sub-Adviser shall also provide the officers of the Trust with supporting certifications in connection with such certifications of Fund financial statements and disclosure controls pursuant to the Sarbanes-Oxley Act. The Sub-Adviser will promptly notify the Trust in the event (i) the Sub-Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board, or body, involving the affairs of the Trust (excluding class action suits in which a Fund is a member of the plaintiff class by reason of the Fund’s ownership of shares in the defendant) or the compliance by the Sub-Adviser with the federal or state securities laws if such actions, suits, proceedings, inquiries or investigations would reasonably be expected to have a material adverse effect on the Sub-Adviser’s ability to perform its services hereunder or (ii) the controlling stockholder of the Sub-Adviser changes or an actual change in control resulting in an “assignment” (as defined in the 1940 Act) has occurred or is otherwise proposed to occur.

(b) Inspection. Upon reasonable request, the Sub-Adviser agrees to make its records and premises (including the availability of the Sub-Adviser’s employees for interviews) to the extent that they relate to the conduct of services provided to the Funds reasonably available for compliance audits by the Adviser’s or the Funds’ employees, accountants or counsel; in this regard, the Funds and the Adviser acknowledge that the Sub-Adviser shall have no obligations to make available proprietary information unrelated to the services provided to the Funds or any information related to other clients of the Sub-Adviser, except to the extent necessary for the Adviser to confirm compliance with any laws, rules or regulations in the management of the Funds.

(c) Board and Filings Information. The Sub-Adviser will also provide the Adviser with any information reasonably requested regarding its management of the Funds required for any meeting of the Board, or for any shareholder report, Form N-CSR, Form N-Q, Form N-PX, Form N-SAR, amended registration statement, proxy statement, or prospectus supplement to be filed by the Funds with the Commission. The Sub-Adviser will make its officers and employees available to meet with the Board from time to time on due notice to review its investment management services to the Funds in light of current and prospective economic and market conditions and shall furnish to the Board such information as may reasonably be necessary in order for the Board to evaluate this Agreement or any proposed amendments thereto.

(d) Transaction Information. The Sub-Adviser shall furnish to the Adviser such information concerning portfolio transactions as may be necessary to enable the Adviser to perform such compliance testing on the Funds and the Sub-Adviser’s services as the Adviser may, in its sole discretion, determine to be appropriate. The provision of such information by the Sub-Adviser in no way relieves the Sub-Adviser of its own responsibilities under this Agreement.

4. Brokerage.

(a) Principal Transactions. In connection with purchases or sales of securities for the accounts of the Funds, neither the Sub-Adviser nor any of its directors, officers or employees will act as a principal or agent or receive any commission except as permitted by the 1940 Act.

(b) Placement of Orders. The Sub-Adviser shall arrange for the placing of all orders for the purchase and sale of securities for each Fund’s account with brokers or dealers selected by the Sub-Adviser. In executing Fund transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of the Funds the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services provided (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934 (the “Exchange Act”)). Consistent with any guidelines established by the Board of Trustees of the Trust and Section 28(e) of the Exchange Act, the Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Funds which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer – viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser to its discretionary clients, including the Funds. It is understood that the services provided by such brokers may be useful to the Sub-Adviser in connection with its or its affiliates’ services to other clients.

(c) Aggregated Transactions. On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Funds as well as other clients of the Sub-Adviser, the Sub-Adviser may, to the extent permitted by applicable law and regulations, aggregate the order for securities to be sold or purchased. In such event, the Sub-Adviser will allocate securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, in the manner the Sub-Adviser reasonably considers to be equitable, over time, and consistent with its fiduciary obligations to the Funds and to such other clients under the circumstances.

(d) Affiliated Brokers. The Sub-Adviser or any of its affiliates may act as broker in connection with the purchase or sale of securities or other investments for the Funds, subject to: (a) the requirement that the Sub-Adviser seek to obtain best execution and price within the policy guidelines determined by the Board and set forth in the Funds’ current prospectus and SAI; (b) the provisions of the 1940 Act; (c) the provisions of the Advisers Act; (d) the provisions of the 1934 Act; and (d) other provisions of applicable law. These brokerage services are not within the scope of the duties of the Sub-Adviser under this Agreement. Subject to the requirements of applicable law and any procedures adopted by the Board, the Sub-Adviser or its affiliates may receive brokerage commissions, fees or other remuneration from the Funds for these services in addition to the Sub-Adviser’s fees for services under this Agreement.

5. Custody. Nothing in this Agreement shall permit the Sub-Adviser to take or receive physical possession of cash, securities or other investments of the Funds.

6. Allocation of Charges and Expenses. The Sub-Adviser will bear its own costs of providing services hereunder. Other than as herein specifically indicated, the Sub-Adviser shall not be responsible for the Funds’ or the Adviser’s expenses, including without limitation brokerage and other expenses incurred in placing orders for the purchase and sale of securities and other investment instruments.

7. Representations, Warranties and Covenants.

(a) Properly Registered. The Sub-Adviser is registered as an investment adviser under the Advisers Act, and will remain so registered for the duration of this Agreement. The Sub-Adviser is not prohibited by the Advisers Act or the 1940 Act from performing the services contemplated by this Agreement, and to the best knowledge of the Sub-Adviser, there is no proceeding or investigation regarding the Sub-Adviser that is reasonably likely to result in the Sub-Adviser being prohibited from performing the services contemplated by this Agreement. The Sub-Adviser agrees to promptly notify the Trust of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser to an investment company. The Sub-Adviser is in compliance in all material respects with all applicable federal and state law in connection with its investment management operations.

(b) ADV Disclosure. The Sub-Adviser has provided the Trust with a copy of its Form ADV Part I as most recently filed with the SEC and its current Part II and will, promptly after filing any amendment to its Form ADV with the SEC or updating its Part II, furnish a copy of such amendments or updates to the Trust and the Adviser. The information contained in the Adviser’s Form ADV is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(c) Fund Disclosure Documents. The Sub-Adviser has reviewed the current prospectus and Statement of Additional Information of the Funds and represents and warrants that with respect to disclosure about the Sub-Adviser, the manner in which the Sub-Adviser will manage the Funds or information relating directly or indirectly to the Sub-Adviser, such prospectus and Statement of Additional Information contain or will contain, as of the date thereof, no untrue statement of any material fact and does not omit any statement of material fact which was required to be stated therein or necessary to make the statements contained therein not misleading. The Sub-Adviser, upon request, will in the future review the Registration Statement, and any amendments or supplements thereto, the annual or semi-annual reports to shareholders, other reports filed with the Commission and any marketing material of the Funds (collectively the “Disclosure Documents”) and will certify as to whether or not disclosure about the Sub-Adviser, the manner in which the Sub-Adviser manages the Funds or information relating directly or indirectly to the Sub-Adviser, such Disclosure Documents contain or will contain, as of the date thereof, no untrue statement of any material fact and does not omit any statement of material fact which was required to be stated therein or necessary to make the statements contained therein not misleading.

(d) Use Of Names. The Sub-Adviser has the right to use the names “Bishop Street Capital Management” and “Bishop Street Funds” in connection with its services to the Trust and that the Trust and the Adviser shall have the right to use the name “Columbia Management” in connection with the management and operation of the Funds. The Sub-Adviser is not aware of any threatened or existing actions, claims, litigation or proceedings that would adversely affect or prejudice the rights of the Sub-Adviser or the Trust to use the name “Columbia Management.”

(e) Insurance. The Sub-Adviser maintains errors and omissions insurance coverage in an appropriate amount and shall provide prior written notice to the Trust (i) of any material changes in its insurance policies or insurance coverage; or (ii) if any material claims will be made on its insurance policies. Furthermore, the Sub-Adviser shall, upon reasonable request, provide the Trust with any information it may reasonably require concerning the amount of or scope of such insurance.

(f) No Detrimental Agreement. The Sub-Adviser represents and warrants that it has no arrangement or understanding with any party, other than the Trust, that would cause the Sub-Adviser to select securities for the Funds in a manner that is not in the best interest of the Funds.

(g) Conflicts. The Sub-Adviser shall act honestly, in good faith and in the best interests of the Trust including implementing procedures that require any of its personnel responsible for management of the Funds to place the interest of the Funds ahead of their own interests, in all personal trading scenarios that may involve a conflict of interest with the Funds, consistent with its fiduciary duties under applicable law.

(h) Representations. The representations and warranties in this Section 7 shall be deemed to be made on the date this Agreement is executed and at the time of delivery of the quarterly compliance report required by Section 3(a), whether or not specifically referenced in such report.

(i) The Adviser (i) is registered as an investment adviser under the Advisers Act and will remain so registered for the duration of this Agreement; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement or the Management Agreement; (iii) has met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement or the Management Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; (v) will promptly notify Subadviser of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise; and (vi) the Adviser and the Trust have duly entered into the Management Agreement pursuant to which the Trust authorized the Adviser to enter into this Agreement. The Adviser shall provide services to the Funds pursuant to the Management Agreement in compliance with the terms thereof and in accordance with applicable law.

8. Sub-Adviser’s Compensation. The Adviser shall pay to the Sub-Adviser, as compensation for the Sub-Adviser’s services hereunder, a fee, determined as described in Schedule A that is attached hereto and made a part hereof. Such fee shall be computed daily and paid monthly in arrears by the Adviser. The Funds shall have no responsibility for any fee payable to the Sub-Adviser.

The Sub-Adviser will be compensated based on the portion of Fund assets allocated to the Sub-Adviser by the Adviser. In the event of termination of this Agreement, the fee provided in this Section shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.

9. Independent Contractor. In the performance of its duties hereunder, the Sub-Adviser is and shall be an independent contractor and, unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Funds or the Adviser in any way or otherwise be deemed to be an agent of the Funds or the Adviser. If any occasion should arise in which the Sub-Adviser gives any advice to its clients concerning the shares of the Funds, the Sub-Adviser will act solely as investment counsel for such clients and not in any way on behalf of the Funds. It is understood that the Sub-Adviser may give advice and take action for its other clients that may differ from advice given, or the timing or nature of action taken, for the Funds. The Sub-Adviser is not obligated to initiate transactions for the Funds in any security that the Sub-Adviser, its principals, affiliates or employees may purchase or sell for its or their own accounts or the accounts of other clients.

10. Assignment and Amendments. This Agreement shall automatically terminate, without the payment of any penalty, (i) in the event of its assignment (as defined in section 2(a)(4) of the 1940 Act) or (ii) in the event of the termination of the Management Agreement; provided that such termination shall not relieve the Adviser or the Sub-Adviser of any liability incurred hereunder.

This Agreement may not be added to or changed orally and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the 1940 Act, when applicable.

11. Duration and Termination.

(a) This Agreement shall become effective as of the date executed and shall remain in full force and effect continually thereafter, subject to renewal as provided in Section 11(c) and unless terminated automatically as set forth in Section 10 hereof or until terminated as follows:

(b) The Adviser may at any time terminate this Agreement by not more than sixty (60) days’ nor less than thirty (30) days’ written notice delivered or mailed by registered mail, postage prepaid, to the Sub-Adviser. In addition, the Funds may cause this Agreement to terminate either (i) by vote of its Board upon not more than sixty (60) days’ nor less than thirty (30) days’ written notice or (ii) upon the affirmative vote of a majority of the outstanding voting securities of the Funds; or

(c) The Sub-Adviser may at any time terminate this Agreement by not more than sixty (60) days’ nor less than thirty (30) days’ written notice delivered or mailed by registered mail, postage prepaid, to the Adviser; or

(d) This Agreement shall automatically terminate two years from the date of its execution unless its renewal is specifically approved at least annually thereafter by (i) a majority vote of the Trustees, including a majority vote of such Trustees who are not interested persons of the Funds, the Adviser or the Sub-Adviser, at a meeting called for the purpose of voting on such approval; or (ii) the vote of a majority of the outstanding voting securities of the Funds; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Funds for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Sub-Adviser may continue to serve hereunder as to the Funds in a manner consistent with the 1940 Act and the rules and regulations thereunder; or

(e) This Agreement shall terminate automatically and immediately in the event of the termination of the Management Agreement; and

(f) Termination of this Agreement pursuant to this Section shall be without payment of any penalty.

In the event of termination of this Agreement for any reason, the Sub-Adviser shall, immediately upon notice of termination or on such later date as may be specified in such notice, cease all activity on behalf of the Funds and with respect to any Fund assets, except as expressly directed by the Adviser or as otherwise required by any fiduciary duties of the Sub-Adviser under applicable law. In addition, the Sub-Adviser shall deliver each Fund’s Books and Records to the Adviser by such means and in accordance with such schedule as the Adviser shall direct and shall otherwise cooperate, as reasonably directed by the Adviser, in the transition of portfolio asset management to any successor of the Sub-Adviser, including the Adviser, provided, however, that the Sub-Adviser is not required hereunder to provide investment advisory services in such a transition. The Sub-Adviser may retain copies of each Fund’s Books and Records following termination of this Agreement to the extent required by applicable law.

12. Certain Definitions. For the purposes of this Agreement:

(a) “Affirmative vote of a majority of the outstanding voting securities of the Funds” shall have the meaning as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the Commission under the 1940 Act or any interpretations of the Commission staff.

(b) “Interested persons” and “Assignment” shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the Commission under the 1940 Act or any interpretations of the Commission staff.

13. Indemnification. The Sub-Adviser shall indemnify and hold harmless the Trust and all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all their respective controlling persons (as described in Section 15 of the 1933 Act) (collectively, the “Sub-Adviser Indemnitees”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) by reason of or arising out of: (a) the Sub-Adviser being in material violation of any applicable federal or state law, rule or regulation or any investment policy or restriction set forth in the Funds’ Registration Statement or any written guidelines or instruction provided in writing by the Board, (b) the Funds’ failure to satisfy the diversification or source of income requirements of Subchapter M of the Code, or (c) the Sub-Adviser’s willful misfeasance, bad faith, or gross negligence generally in the performance of its duties hereunder or its reckless disregard of its obligations and duties under this Agreement; provided, however, that the Sub-Adviser Indemnitees shall not be indemnified for any losses, claims, damages, liabilities or litigation sustained as a result of the Adviser’s, the Trust’s, their officers’, partners’, employees’, consultants’ or agents’ willful misfeasance, bad faith, gross negligence or reckless disregard of the duties under this Agreement or the Management Agreement or violation of applicable law. The Adviser shall indemnify and hold harmless the Sub-Adviser and all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all their respective controlling persons (as described in Section 15 of the 1933 Act) (collectively, the “Adviser Indemnitees”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) by reason of or arising out of: (a) the Adviser being in material violation of any applicable federal or state law, rule or regulation or any investment policy or restriction set forth in the Funds’ Registration Statement or any written guidelines or instruction provided in writing by the Board, provided that such violation was not cause by the Sub-Adviser, or (b) the Adviser’s willful misfeasance, bad faith, or gross negligence generally in the performance of its duties hereunder or the Management Agreement or its reckless disregard of its obligations and duties under this Agreement or the Management Agreement; provided, however, that the Adviser Indemnitees shall not be indemnified for any losses, claims, damages, liabilities or litigation sustained as a result of the Sub-Adviser’s, the Trust’s, their officers’, partners’, employees’, consultants’ or agents’ willful misfeasance, bad faith, gross negligence or reckless disregard of the duties under this Agreement or violation of applicable law.

14. Enforceability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

15. Limitation of Liability. The parties to this Agreement acknowledge and agree that all litigation arising hereunder, whether direct or indirect, and of any and every nature whatsoever shall be satisfied solely out of the assets of the affected Funds and that no Trustee, officer or holder of shares of beneficial interest of the Funds shall be personally liable for any of the foregoing liabilities. The Trust’s Certificate of Trust, as amended from time to time, is on file in the Office of the Secretary of State of the Commonwealth of Massachusetts. Such Certificate of Trust and the Trust’s Agreement and Declaration of Trust describe in detail the respective responsibilities and limitations on liability of the Trustees, officers, and holders of shares of beneficial interest.

16. Change in the Adviser’s Ownership. The Sub-Adviser agrees that it shall notify the Trust of any anticipated or otherwise reasonably foreseeable change in the ownership of the Sub-Adviser within a reasonable time prior to such change being effected.

17. Jurisdiction. This Agreement shall be governed by and construed in accordance with the substantive laws of the Commonwealth of Massachusetts and the Sub-Adviser consents to the jurisdiction of courts, both state and federal, in Massachusetts, with respect to any dispute under this Agreement.

18. Paragraph Headings. The headings of paragraphs contained in this Agreement are provided for convenience only, form no part of this Agreement and shall not affect its construction.

19. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20. Confidentiality. The Sub-Adviser and the Adviser agree that they shall exercise the same standard of care that they use to protect their own confidential and proprietary information, but no less than reasonable care, to protect the confidentiality of information supplied by either the Sub-Adviser or the Adviser that is not otherwise in the public domain or previously known to the other party in connection with the performance of its obligations and duties hereunder, including Portfolio Information.

As used herein “Portfolio Information” means confidential and proprietary information of the Funds, the Sub-Adviser or the Adviser that is received by the other party in connection with this Agreement, including information with regard to the portfolio holdings and characteristics of the portion of each of the Funds allocated to the Sub-Adviser that the Sub-Adviser manages under the terms of this Agreement. Other than as set forth in this Agreement or required by applicable law, the Sub-Adviser and the Adviser will restrict access to the Portfolio Information to those persons who will use it only for the purpose of managing the Funds or servicing the Funds. The foregoing shall not prevent the Sub-Adviser from disclosing Portfolio Information that is (1) publicly known or becomes publicly known through no unauthorized act of its own, (2) rightfully received from a third party without obligation of confidentiality, (3) approved in writing by the Adviser for disclosure, or (4) required to be disclosed pursuant to a requirement of a governmental agency or law so long as the Sub-Adviser provides the Adviser with prompt written notice of such requirement prior to any such disclosure. Nothing in this Agreement shall be construed to prevent the Sub-Adviser from giving other entities investment advice about, or trading on their behalf, in the portfolio securities of the Funds. The Adviser and its employees or agents shall not use Portfolio Information, directly or indirectly, for the purpose of purchasing or selling any securities for personal or other accounts, and shall maintain policies and procedures reasonably designed to prevent the use of the portfolio holdings information for such prohibited securities trading purposes.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their duly authorized officers as of the date first above written.

ATTEST:	BISHOP STREET CAPITAL MANAGEMENT

	By:	/s/ Michael K. Hirai
	Name:	Michael K. Hirai
	Title:	President

ATTEST:	COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

	By:	/s/ Christopher C. Thompson
	Name:	Christopher C. Thompson
	Title:	Head of Intermediary Distribution, Product and Marketing

Accepted and Agreed to as of the day and year first above written.

SCHEDULE A

dated October 14, 2013

to the

AMENDED AND RESTATED SUB-ADVISORY AGREEMENT

by and between

BISHOP STREET CAPITAL MANAGEMENT

and

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

The Adviser will pay to the Sub-Adviser as compensation for the Sub-Adviser’s services rendered, a fee, computed daily at an annual rate based on the average daily net assets of each Fund under the following fee schedule:

Fund	Rate

Bishop Street Dividend Value Fund	0.36% on the first $75 million; 0.35% on the next $75 million; 0.325% on the next $100 million; 0.30% on the next $250 million; and 0.25% on assets over $500 million

Bishop Street Strategic Growth Fund	0.36% on the first $75 million; 0.35% on the next $75 million; 0.325% on the next $100 million; 0.30% on the next $250 million; and 0.25% on assets over $500 million

A-1